Exhibit 99.1

1550 Peachtree Street, N.W. Atlanta, Georgia 30309

NEWS RELEASE

Contact:

Jeff Dodge	Tim Klein
Investor Relations	Media Relations
(404) 885-8804	(404) 885-8555
jeff.dodge@equifax.com	tim.klein@equifax.com

Equifax Reports Record Second Quarter 2012 Results

ATLANTA, July 25, 2012 — Equifax Inc. (NYSE: EFX) today announced financial results for the quarter ended June 30, 2012. The company reported revenue of $535.8 million in the second quarter of 2012, a 10 percent increase from the second quarter of 2011. On a non-GAAP basis, second quarter revenue was up 14 percent in U.S. dollars and 15 percent in local currency, excluding Brazilian operating results due to the deconsolidation of Brazil in the second quarter of 2011.

Second quarter diluted EPS attributable to Equifax was $0.62. On a non-GAAP basis, adjusted EPS attributable to Equifax, excluding the loss on the deconsolidation of Brazil and the impact of acquisition-related amortization expense, net of tax, was $0.74, up 21 percent from the second quarter of 2011.

"Broad-based revenue growth and operating performance were ahead of our expectations in the second quarter as our four largest business segments continued to execute well against their strategic objectives," said Richard F. Smith, Equifax's Chairman and Chief Executive Officer. "While mortgage activity continues to be strong, we do expect it to slow down later in 2012. However, the core non-mortgage revenue growth continues to be within the range of our long term business model as our investments in new product innovation and key strategic growth initiatives continue to pay off."

Second Quarter 2012 Highlights

•	In addition to the financial highlights noted above, second quarter 2012 net income attributable to Equifax was $76.4 million, a 122 percent increase and a 23 percent increase on a non-GAAP basis from the prior year excluding the loss on the deconsolidation of Brazil.

•	Operating margin was 24.8 percent for the second quarter of 2012, up 130 basis points from the second quarter of 2011.

•	We repurchased 1.1 million of our common shares on the open market for $51.1 million during the second quarter of 2012. At June 30, 2012, our remaining authorization for future share repurchases was $261.0 million.

U.S. Consumer Information Solutions (USCIS)

Total revenue was $230.1 million in the second quarter of 2012 compared to $194.0 million in the second quarter of 2011, an increase of 19 percent.

•	Online Consumer Information Solutions revenue was $153.4 million, up 20 percent from a year ago.
•	Mortgage Solutions revenue was $40.6 million, up 51 percent from a year ago.
•	Consumer Financial Marketing Services revenue was $36.1 million, down 9 percent when compared to a year ago.

Operating margin for USCIS was 38.3 percent in the second quarter of 2012 compared to 36.5 percent in the second quarter of 2011.

International

Total revenue was $119.5 million in the second quarter of 2012, a 9 percent decrease from the second quarter of 2011. On a non-GAAP basis, excluding Brazil, revenue grew 4 percent on a reported basis and 9 percent on a local currency basis.

•	Latin America revenue was $46.3 million, down 22 percent in U.S. dollars from a year ago. On a non-GAAP basis, excluding Brazil, revenue grew 12 percent in local currency and 7 percent in U.S. dollars from a year ago.
•	Europe revenue was $41.3 million, up 11 percent in local currency and 6 percent in U.S. dollars from a year ago.
•	Canada Consumer revenue was $31.9 million, up 2 percent in local currency and down 2 percent in U.S. dollars from a year ago.

Operating margin for International was 29.2 percent in the second quarter of 2012 compared to 26.1 percent in the second quarter of 2011.

Workforce Solutions

Total revenue was $115.2 million in the second quarter of 2012, a 20 percent increase over the second quarter of 2011.

•	Verification Services revenue was $63.3 million, up 42 percent when compared to a year ago.
•	Employer Services revenue was $51.9 million, consistent with a year ago.

Operating margin for Workforce Solutions was 23.4 percent in the second quarter of 2012 compared to 21.6 percent in the second quarter of 2011.

North America Personal Solutions

Revenue was $50.7 million, a 12 percent increase from the second quarter of 2011. Operating margin was 29.8 percent compared to 27.7 percent in the second quarter of 2011.

North America Commercial Solutions

Revenue was $20.3 million, down 2 percent in U.S. dollars and 1 percent in local currency compared to the second quarter of 2011. Operating margin was 14.0 percent, compared to 20.9 percent in the second quarter of 2011.

2

Third Quarter 2012 Outlook

Based on the current level of domestic and international business activity and current foreign exchange rates as well as continued strength in mortgage activity, consolidated revenue for the third quarter of 2012 is expected to be up 9 to 11 percent from the year-ago quarter. Third quarter 2012 adjusted EPS attributable to Equifax, which excludes the impact of acquisition-related amortization expense, is expected to be between $0.71 and $0.74.

About Equifax

Equifax is a global leader in consumer, commercial and workforce information solutions, that provides businesses of all sizes and consumers with insight and information they can trust. Equifax organizes and assimilates data on more than 500 million consumers and 81 million businesses worldwide, and uses advanced analytics and proprietary technology to create and deliver customized insights that enrich both the performance of businesses and the lives of consumers.

Headquartered in Atlanta, Equifax operates or has investments in 18 countries and is a member of Standard & Poor’s (S&P) 500® Index. Its common stock is traded on the New York Stock Exchange (NYSE) under the symbol EFX. For more information, please visit www.equifax.com.

Earnings Conference Call and Audio Webcast

In conjunction with this release, Equifax will host a conference call tomorrow, July 26, 2012, at 8:30 a.m. (EDT) via a live audio webcast. To access the webcast, go to the Investor Center of our website at www.equifax.com. The discussion will be available via replay at the same site shortly after the conclusion of the webcast. This press release is also available at that website.

Non-GAAP Financial Measures

This earnings release presents operating revenue excluding the results of our Brazilian operations from Equifax Inc., International, and Latin America revenue. The release also presents net income and diluted EPS attributable to Equifax which excludes acquisition-related amortization expense, net of tax. These are important financial measures for Equifax but are not financial measures as defined by GAAP.

These non-GAAP financial measures should be reviewed in conjunction with the relevant GAAP financial measures and are not presented as an alternative measure of operating revenue or EPS as determined in accordance with GAAP.

Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures and related notes are presented in the Q&A. This information can also be found under “Investor Center/GAAP/Non-GAAP Measures” on our website at www.equifax.com.

Forward-Looking Statements

This release contains forward-looking statements or forward-looking information. These statements can be identified by expressions of belief, expectation or intention, as well as statements that are not historical fact. These statements are based on certain factors and assumptions including with respect to foreign exchange rates, expected growth, results of operations, performance, business prospects and opportunities and effective tax rates. While the company believes these factors and assumptions to be reasonable based on information currently available, they may prove to be incorrect.

3

Several factors could cause actual results to differ materially from those expressed or implied in the forward-looking statements, including, but not limited to actions taken by us, including restructuring or strategic initiatives (including capital investments or asset acquisitions or dispositions), as well as from developments beyond our control, including, but not limited to, changes in worldwide and U.S. economic conditions that materially impact consumer spending, consumer debt and employment and the demand for Equifax's products and services. Other risk factors include our ability to successfully develop and market new products and services, respond to pricing and other competitive pressures, complete and integrate acquisitions and other investments and achieve targeted cost efficiencies; risks relating to illegal third party efforts to access data; changes in, and the effects of, laws and regulations and government policies governing our business, including the Dodd-Frank Wall Street Reform and Consumer Protection Act, in particular the establishment of a new Consumer Financial Protection Bureau with authority to write rules impacting the business of, conduct examinations of, and enforce the laws and regulations it writes against credit reporting companies, and related regulations, federal or state responses to identity theft concerns; adverse or uncertain economic conditions and changes in credit and financial markets; the European sovereign debt crisis; the recent downgrade of U.S. sovereign debt and political concerns over related budgetary matters, exchange rates; timing and amount of capital expenditures; changes in capital markets and corresponding effects on the company’s investments and benefit plan obligations; earnings exchange rates and the decisions of taxing authorities, all of which could affect our effective tax rates; and potential adverse developments in new and pending legal proceedings or governments investigations. Additional risks and uncertainties can be found in our Annual Report on Form 10-K for the year ended December 31, 2011 under captions “Forward-Looking Statements” and “Item 1A, “Risk Factors”, and in our other filings with the U.S. Securities and Exchange Commission. Forward-looking statements are given only as at the date of this release and the company disclaims any obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

4

EQUIFAX

CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended
	June 30,
	2012	2011
(In millions, except per share amounts)	(Unaudited)
Operating revenue	$535.8	$487.1
Operating expenses:
Cost of services (exclusive of depreciation and amortization below)	203.6	188.7
Selling, general and administrative expenses	158.3	142.7
Depreciation and amortization	41.2	41.1
Total operating expenses	403.1	372.5
Operating income	132.7	114.6
Interest expense	(13.7)	(13.7)
Other income (expense), net	2.2	(9.6)
Consolidated income before income taxes	121.2	91.3
Provision for income taxes	(42.4)	(54.2)
Consolidated net income	78.8	37.1
Less: Net income attributable to noncontrolling interests	(2.4)	(2.6)
Net income attributable to Equifax	$76.4	$34.5

Basic earnings per common share	$0.64	$0.28
Weighted-average shares used in computing basic earnings per share	120.3	122.8
Diluted earnings per common share	$0.62	$0.28
Weighted-average shares used in computing diluted earnings per share	122.8	124.6
Dividends per common share	$0.18	$0.16

5

EQUIFAX

CONSOLIDATED STATEMENTS OF INCOME

	Six Months Ended
	June 30,
	2012	2011
(In millions, except per share amounts)	(Unaudited)
Operating revenue	$1,058.5	$959.7
Operating expenses:
Cost of services (exclusive of depreciation and amortization below)	404.8	380.7
Selling, general and administrative expenses	309.4	271.5
Depreciation and amortization	82.6	83.8
Total operating expenses	796.8	736.0
Operating income	261.7	223.7
Interest expense	(27.5)	(27.5)
Other income (expense), net	3.6	(9.3)
Consolidated income before income taxes	237.8	186.9
Provision for income taxes	(85.3)	(90.5)
Consolidated net income	152.5	96.4
Less: Net income attributable to noncontrolling interests	(4.6)	(4.6)
Net income attributable to Equifax	$147.9	$91.8

Basic earnings per common share	$1.23	$0.75
Weighted-average shares used in computing basic earnings per share	120.1	122.8
Diluted earnings per common share	$1.21	$0.74
Weighted-average shares used in computing diluted earnings per share	122.6	124.6
Dividends per common share	$0.36	$0.32

6

EQUIFAX

CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2012	2011
(In millions, except par values)	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$183.1	$127.7
Trade accounts receivable, net of allowance for doubtful accounts of $6.0 and $5.9 at June 30, 2012 and December 31, 2011, respectively	293.9	284.4
Prepaid expenses	30.2	24.6
Other current assets	9.8	15.6
Total current assets	517.0	452.3

Property and equipment:
Capitalized internal-use software and system costs	350.4	332.2
Data processing equipment and furniture	196.6	183.1
Land, buildings and improvements	174.7	178.4
Total property and equipment	721.7	693.7
Less accumulated depreciation and amortization	(433.0)	(400.8)
Total property and equipment, net	288.7	292.9
Goodwill	1,961.3	1,961.2
Indefinite-lived intangible assets	95.6	95.6
Purchased intangible assets, net	505.9	550.2
Other assets, net	152.6	156.4
Total assets	$3,521.1	$3,508.6

LIABILITIES AND EQUITY
Current liabilities:
Short-term debt and current maturities	$17.0	$47.2
Accounts payable	30.2	27.5
Accrued expenses	64.1	56.3
Accrued salaries and bonuses	61.2	79.2
Deferred revenue	54.3	55.8
Other current liabilities	67.0	96.8
Total current liabilities	293.8	362.8
Long-term debt	951.8	966.0
Deferred income tax liabilities, net	228.7	227.8
Long-term pension and other postretirement benefit liabilities	167.9	176.4
Other long-term liabilities	51.0	53.5
Total liabilities	1,693.2	1,786.5
Equifax shareholders' equity:
Preferred stock, $0.01 par value: Authorized shares - 10.0; Issued shares - none	-	-
Common stock, $1.25 par value: Authorized shares - 300.0;
Issued shares - 189.3 at June 30, 2012 and December 31, 2011;
Outstanding shares - 119.8 and 119.6 at June 30, 2012 and December 31, 2011, respectively	236.6	236.6
Paid-in capital	1,125.7	1,118.0
Retained earnings	2,983.6	2,879.2
Accumulated other comprehensive loss	(390.9)	(391.8)
Treasury stock, at cost, 68.9 shares and 69.1 shares at June 30, 2012 and December 31, 2011, respectively	(2,143.8)	(2,133.7)
Stock held by employee benefits trusts, at cost, 0.6 shares at June 30, 2012 and December 31, 2011	(5.9)	(5.9)
Total Equifax shareholders' equity	1,805.3	1,702.4
Noncontrolling interests	22.6	19.7
Total equity	1,827.9	1,722.1
Total liabilities and equity	$3,521.1	$3,508.6
7

EQUIFAX

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months Ended
	June 30,
	2012	2011
(In millions)	(Unaudited)
Operating activities:
Consolidated net income	$152.5	$96.4
Adjustments to reconcile consolidated net income to net cash provided by operating activities:
Loss on divestitures	-	27.8
Depreciation and amortization	82.4	83.5
Stock-based compensation expense	15.0	11.8
Excess tax benefits from stock-based compensation plans	(0.5)	(0.6)
Deferred income taxes	(0.8)	6.1
Changes in assets and liabilities, excluding effects of acquisitions:
Accounts receivable, net	(9.8)	(15.2)
Prepaid expenses and other current assets	(1.5)	(8.8)
Other assets	0.9	8.1
Current liabilities, excluding debt	(36.9)	(51.3)
Other long-term liabilities, excluding debt	(0.9)	(10.8)
Cash provided by operating activities	200.4	147.0

Investing activities:
Capital expenditures	(34.5)	(43.9)
Acquisitions, net of cash acquired	-	(30.7)
Cash received from divestitures	2.5	2.5
Investment in unconsolidated affiliates, net	(3.6)	(2.7)
Cash used in investing activities	(35.6)	(74.8)

Financing activities:
Net short-term borrowings (repayments)	(31.6)	(3.4)
Payments on long-term debt	(15.1)	(16.7)
Treasury stock purchases	(51.1)	(31.3)
Dividends paid to Equifax shareholders	(43.1)	(39.2)
Dividends paid to noncontrolling interests	(1.4)	(3.6)
Proceeds from exercise of stock options	33.3	12.3
Excess tax benefits from stock-based compensation plans	0.5	0.6
Other	(0.4)	(2.6)
Cash provided by (used in) financing activities	(108.9)	(83.9)
Effect of foreign currency exchange rates on cash and cash equivalents	(0.5)	1.0
Increase (decrease) in cash and cash equivalents	55.4	(10.7)
Cash and cash equivalents, beginning of period	127.7	119.4
Cash and cash equivalents, end of period	$183.1	$108.7

8

Common Questions & Answers (Unaudited)

(Dollars in millions)

1.	Can you provide a further analysis of operating revenue and operating income by operating segment?

Operating revenue and operating income consist of the following components:

(in millions)	Three Months Ended June 30,
					Local Currency
Operating revenue:	2012	2011	$ Change	% Change	% Change*
Online Consumer Information Solutions	$153.4	$127.6	$25.8	20%
Mortgage Solutions	40.6	26.9	13.7	51%
Consumer Financial Marketing Services	36.1	39.5	(3.4)	-9%
Total U.S. Consumer Information Solutions	230.1	194.0	36.1	19%
Latin America	46.3	59.3	(13.0)	-22%	-18%
Europe	41.3	38.9	2.4	6%	11%
Canada Consumer	31.9	32.6	(0.7)	-2%	2%
Total International	119.5	130.8	(11.3)	-9%	-4%
Verification Services	63.3	44.4	18.9	42%
Employer Services	51.9	51.9	0.0	0%
Total Workforce Solutions	115.2	96.3	18.9	20%
North America Personal Solutions	50.7	45.2	5.5	12%
North America Commercial Solutions	20.3	20.8	(0.5)	-2%	-1%
Total operating revenue	$535.8	$487.1	$48.7	10%	11%

(in millions)	Six Months Ended June 30,
					Local Currency
Operating revenue:	2012	2011	$ Change	% Change	% Change*
Online Consumer Information Solutions	$302.7	$247.8	$54.9	22%
Mortgage Solutions	74.9	54.2	20.7	38%
Consumer Financial Marketing Services	70.2	73.0	(2.8)	-4%
Total U.S. Consumer Information Solutions	447.8	375.0	72.8	19%
Latin America	92.8	119.2	(26.4)	-22%	-19%
Europe	84.4	76.3	8.1	11%	15%
Canada Consumer	63.3	62.5	0.8	1%	4%
Total International	240.5	258.0	(17.5)	-7%	-3%
Verification Services	120.1	85.8	34.3	40%
Employer Services	108.8	109.9	(1.1)	-1%
Total Workforce Solutions	228.9	195.7	33.2	17%
North America Personal Solutions	100.2	89.6	10.6	12%
North America Commercial Solutions	41.1	41.4	(0.3)	-1%	0%
Total operating revenue	$1,058.5	$959.7	$98.8	10%	11%

(in millions)	Three Months Ended June 30,
		Operating		Operating
Operating income:	2012	Margin	2011	Margin	$ Change	% Change
U.S. Consumer Information Solutions	$88.1	38.3%	$70.8	36.5%	$17.3	24%
International	35.0	29.2%	34.2	26.1%	0.8	2%
Workforce Solutions	26.9	23.4%	20.8	21.6%	6.1	30%
North America Personal Solutions	15.1	29.8%	12.5	27.7%	2.6	21%
North America Commercial Solutions	2.8	14.0%	4.4	20.9%	(1.6)	-35%
General Corporate Expense	(35.2)	nm	(28.1)	nm	(7.1)	-25%
Total operating income	$132.7	24.8%	$114.6	23.5%	$18.1	16%

(in millions)	Six Months Ended June 30,
		Operating		Operating
Operating income:	2012	Margin	2011	Margin	$ Change	% Change
U.S. Consumer Information Solutions	$167.5	37.4%	$132.5	35.3%	$35.0	26%
International	73.5	30.5%	64.0	24.8%	9.5	15%
Workforce Solutions	53.1	23.2%	42.5	21.7%	10.6	25%
North America Personal Solutions	29.1	29.1%	25.2	28.2%	3.9	16%
North America Commercial Solutions	6.3	15.4%	9.5	22.9%	(3.2)	-33%
General Corporate Expense	(67.8)	nm	(50.0)	nm	(17.8)	-36%
Total operating income	$261.7	24.7%	$223.7	23.3%	$38.0	17%

nm - not meaningful

* Reflects percentage change in revenue conforming 2012 results using 2011 exchange rates.

9

Common Questions & Answers (Unaudited)

(Dollars in millions)

2.	What drove the fluctuation in the effective tax rate?

Our effective tax rate was 35.0% for the three months ended June 30, 2012 down from 59.4% for the same period in 2011 due primarily to the impact of recording $17.5 million of tax expense associated with the Brazilian Transaction that occurred in 2011. The impact of the Brazilian Transaction increased our effective tax rate 23.2% for the quarter in 2011. The effective income tax rate on the Brazilian Transaction is higher than the statutory rate primarily due to the recognition of tax impacts related to foreign currency changes for which we had not previously recorded tax expense because we have historically been permanently invested in Brazil with respect to foreign currency fluctuations. The remainder of the rate decrease is due to the impact of lower foreign income taxes and the reversal of certain contingent tax liabilities.

3.	Can you provide depreciation and amortization by segment?

Depreciation and amortization are as follows:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
U.S. Consumer Information Solutions	$10.9	$11.0	$21.9	$22.2
International	6.1	7.2	12.4	14.2
Workforce Solutions	17.0	16.1	34.0	33.6
North America Personal Solutions	1.9	1.5	3.6	2.9
North America Commercial Solutions	1.2	1.2	2.4	2.7
General Corporate Expense	4.1	4.1	8.3	8.2
Total depreciation and amortization	$41.2	$41.1	$82.6	$83.8

4.	What was the currency impact on the foreign operations?

The U.S. dollar impact on operating revenue and operating income is as follows:

	Three Months Ended June 30, 2012
	Operating Revenue		Operating Income
	Amount	%	Amount	%
Canada Consumer	$(1.4)	-4%	$(0.6)	-4%
Canada Commercial	(0.3)	-1%	(0.1)	-2%
Europe	(2.0)	-5%	(0.5)	-7%
Latin America	(2.3)	-4%	(1.0)	-5%

	Six Months Ended June 30, 2012
	Operating Revenue		Operating Income
	Amount	%	Amount	%
Canada Consumer	$(1.9)	-3%	$(0.8)	-3%
Canada Commercial	(0.4)	-1%	(0.1)	-1%
Europe	(3.1)	-4%	(0.7)	-5%
Latin America	(3.6)	-3%	(1.8)	-6%

10

Reconciliations of Non-GAAP Financial Measures to the Comparable GAAP Financial Measures (Unaudited)

(Dollars in millions, except per share amounts)

A.	Reconciliation of net income attributable to Equifax to diluted EPS attributable to Equifax, adjusted for the loss on the deconsolidation of Brazilian business and acquisition-related amortization expense:

	Three Months Ended
	June 30,
	2012	2011	$ Change	% Change

Net income attributable to Equifax	$76.4	$34.5	$41.9	122%
Loss on the deconsolidation of Brazilian business (1)	-	27.8	(27.8)	nm
Net income attributable to Equifax, adjusted for the loss on the deconsolidation of Brazilian business	76.4	62.3	14.1	23%
Acquisition-related amortization expense, net of tax	14.3	14.2	0.1	2%
Net income attributable to Equifax, adjusted for the loss on the deconsolidation of Brazilian business and acquisition-related amortization expense	$90.7	$76.5	$14.2	19%
Diluted EPS attributable to Equifax, adjusted for the loss on the deconsolidation of Brazilian business and acquisition-related amortization expense	$0.74	$0.61	$0.13	21%
Weighted-average shares used in computing diluted EPS	122.8	124.6

	Six Months Ended
	June 30,
	2012	2011	$ Change	% Change

Net income attributable to Equifax	$147.9	$91.8	$56.1	61%
Loss on the deconsolidation of Brazilian business (1)	-	27.8	(27.8)	nm
Net income attributable to Equifax, adjusted for the loss on the deconsolidation of Brazilian business	$147.9	$119.6	$28.3	24%
Acquisition-related amortization expense, net of tax	28.6	29.0	(0.4)	-1%
Net income attributable to Equifax, adjusted for the loss on the deconsolidation of Brazilian business and acquisition-related amortization expense	$176.5	$148.6	$27.9	19%
Diluted EPS attributable to Equifax, adjusted for the loss on the deconsolidation of Brazilian business and acquisition-related amortization expense	$1.44	$1.19	$0.25	21%
Weighted-average shares used in computing diluted EPS	122.6	124.6

nm - not meaningful

(1)	Loss on the deconsolidation of Brazilian business includes the loss recognized on the merger, net of tax. See the Notes to this reconciliation for additional detail.

11

Reconciliations of Non-GAAP Financial Measures to the Comparable GAAP Financial Measures (Unaudited)

(Dollars in millions, except per share amounts)

B.	Reconciliation of operating revenue to adjusted operating revenue for Equifax Inc., International and Latin America, excluding the results of our Brazilian operations:

Equifax Inc.
	Three Months Ended June 30,				Local Currency
	2012	2011	$ Change	% Change	% Change*
Operating revenue	$535.8	$487.1	$48.7	10%	11%
Brazil revenue (1)	-	(16.1)	16.1
Adjusted operating revenue	$535.8	$471.0	$64.8	14%	15%

	Six Months Ended June 30,				Local Currency
	2012	2011	$ Change	% Change	% Change*
Operating revenue	$1,058.5	$959.7	$98.8	10%	11%
Brazil revenue (1)	-	(35.4)	35.4
Adjusted operating revenue	$1,058.5	$924.3	$134.2	15%	15%

International
	Three Months Ended June 30,				Local Currency
	2012	2011	$ Change	% Change	% Change*
Operating revenue	$119.5	$130.8	$(11.3)	-9%	-4%
Brazil revenue (1)	-	(16.1)	16.1
Adjusted operating revenue	$119.5	$114.7	$4.8	4%	9%

	Six Months Ended June 30,				Local Currency
	2012	2011	$ Change	% Change	% Change*
Operating revenue	$240.5	$258.0	$(17.5)	-7%	-3%
Brazil revenue (1)	-	(35.4)	35.4
Adjusted operating revenue	$240.5	$222.6	$17.9	8%	12%

Latin America
	Three Months Ended June 30,				Local Currency
	2012	2011	$ Change	% Change	% Change*
Operating revenue	$46.3	$59.3	$(13.0)	-22%	-18%
Brazil revenue (1)	-	(16.1)	16.1
Adjusted operating revenue	$46.3	$43.2	$3.1	7%	12%

	Six Months Ended June 30,				Local Currency
	2012	2011	$ Change	% Change	% Change*
Operating revenue	$92.8	$119.2	$(26.4)	-22%	-19%
Brazil revenue (1)	-	(35.4)	35.4
Adjusted operating revenue	$92.8	$83.8	$9.0	11%	15%

* Reflects percentage change in revenue conforming 2012 results using 2011 exchange rates.

(1)	Revenue generated from our Brazilian operations that were merged with Boa Vista Servicos, S.A. in the second quarter of 2011. See the Notes to this reconciliation for additional detail.

12

Notes to Reconciliations of Non-GAAP Financial Measures to the Comparable GAAP Financial Measures

Loss on the deconsolidation of Brazilian business – During the second quarter of 2011, the Company completed the merger of our Brazilian business with and into Boa Vista Servicos, S.A. (“BVS”) in exchange for a 15 percent equity interest in BVS. The Company recorded a $27.8 million loss on the transaction. Management believes excluding the loss from certain financial results provides meaningful supplemental information regarding our financial results for the three and six months ended June 30, 2011, as compared to 2012, since a loss of such an amount is not comparable among the periods. This is consistent with how our management reviews and assesses Equifax’s historical performance and is useful when planning, forecasting and analyzing future periods.

Diluted EPS and net income from attributable to Equifax, adjusted for the loss on the deconsolidation of Brazilian business and acquisition-related amortization expense - We calculate these financial measures by excluding the loss on the deconsolidation of our Brazilian business and acquisition-related amortization expense from the determination of net income attributable to Equifax in the calculation of diluted EPS. These financial measures are not prepared in conformity with GAAP. Management believes that these measures are useful because management excludes acquisition-related amortization expense and other items that are not comparable when measuring operating profitability, evaluating performance trends, and setting performance objectives, and it allows investors to evaluate our performance for different periods on a more comparable basis by excluding items that relate to acquisition-related intangible assets and items that impact comparability.

Adjusted operating revenue, excluding the results of our Brazilian operations - Management believes excluding the Brazilian revenue from the calculation of operating revenue, on a non-GAAP basis, is useful because it allows investors to evaluate the Company’s growth on a basis consistent with the current composition of our business.

13